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                                                                   Exhibit 99(c)

                                 FRONTSTEP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE QUARTERS INCLUDED IN AND FOR THE YEAR ENDED JUNE 30, 2001
                                   AS ADJUSTED
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                                                                                        TWELVE
                                                                            THREE MONTHS ENDED                        MONTHS ENDED
                                                         SEPTEMBER 30,  DECEMBER 31,     MARCH 31,      JUNE 30,        JUNE 30,
                                                         --------------------------------------------------------     ------------
                                                             2000           2000           2001           2001           2001
                                                           ---------      ---------      ---------      ---------      ---------
                                                          (unaudited)    (unaudited)    (unaudited)    (unaudited)    (unaudited)
Revenue:
      License fees                                         $  10,373      $  15,182      $   9,083      $   9,651      $  44,289
      Services                                                 7,953          8,041          7,154          7,773         30,921
      Maintenance and support                                  9,910         10,362         10,261         11,284         41,817
                                                           ---------      ---------      ---------      ---------      ---------
            Total revenue                                     28,236         33,585         26,498         28,708        117,027

Cost of revenue:
      License fees                                             3,465          4,187          5,470          4,150         17,272
      Service, maintenance and support                        10,933         10,692         11,365          8,483         41,473
                                                           ---------      ---------      ---------      ---------      ---------
            Cost of revenue                                   14,398         14,879         16,835         12,633         58,745
                                                           ---------      ---------      ---------      ---------      ---------

Gross margin                                                  13,838         18,706          9,663         16,075         58,282

Operating expenses:
      Selling, general and administrative                     12,263         15,991         20,388         14,205         62,847
      Research and product development                         3,718          3,471          3,737          2,406         13,332
      Amortization of intangibles                                837            831            828            789          3,285
      Restructuring and other charges                          2,163             --            580          3,660          6,403
                                                           ---------      ---------      ---------      ---------      ---------
            Total operating expenses                          18,981         20,293         25,533         21,060         85,867
                                                           ---------      ---------      ---------      ---------      ---------

Operating income (loss)                                       (5,143)        (1,587)       (15,870)        (4,985)       (27,585)

Other income (expense), net                                       73           (122)          (258)          (203)          (510)
                                                           ---------      ---------      ---------      ---------      ---------

Income (loss) before income taxes                             (5,070)        (1,709)       (16,128)        (5,188)       (28,095)

Provision for income taxes                                    (1,613)          (450)            --             --         (2,063)
                                                           ---------      ---------      ---------      ---------      ---------

Net income (loss)                                          $  (3,457)     $  (1,259)     $ (16,128)     $  (5,188)     $ (26,032)
                                                           =========      =========      =========      =========      =========

Net income (loss) per share                                $   (0.46)     $   (0.17)     $   (2.13)     $   (0.69)     $   (3.45)
                                                           =========      =========      =========      =========      =========
Net income (loss) per share, assuming dilution             $   (0.46)     $   (0.17)     $   (2.13)     $   (0.69)     $   (3.45)
                                                           =========      =========      =========      =========      =========

Weighted average shares outstanding                            7,504          7,505          7,563          7,568          7,535
Weighted average shares outstanding, assuming dilution         7,504          7,505          7,563          7,568          7,535


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